NASDAQ: FBIZ Investor Presentation Second Quarter 2025

When used in this presentation, and in any other oral statements made with the approval of an authorized executive officer, the words or phrases “may,” “could,” “should,” “hope,” “might,” “believe,” “expect,” “plan,” “assume,” “intend,” “estimate,” “anticipate,” “project,” “likely,” or similar expressions are intended to identify “forward‐looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties, including among other things: (i) Adverse changes in the economy or business conditions, either nationally or in our markets, including, without limitation, inflation, economic downturn, labor shortages, wage pressures, and the adverse effects of public health events on the global, national, and local economy, which may affect the Corporation’s credit quality, revenue, and business operations; (ii) Competitive pressures among depository and other financial institutions nationally and in our markets; (iii) Increases in defaults by borrowers and other delinquencies; (iv) Our ability to manage growth effectively, including the successful expansion of our client support, administrative infrastructure, and internal management systems; (v) Fluctuations in interest rates and market prices; (vi) Changes in legislative or regulatory requirements applicable to us and our subsidiaries; (vii) Changes in tax requirements, including tax rate changes, new tax laws, and revised tax law interpretations; (viii) Fraud, including client and system failure or breaches of our network security, including our internet banking activities; (ix) Failure to comply with the applicable SBA regulations in order to maintain the eligibility of the guaranteed portions of SBA loans. (x) Ongoing volatility in the banking sector may result in new legislation, regulations or policy changes that could subject the Corporation and the Bank to increased government regulation and supervision, (xi) the proportion of the Corporation’s deposit account balances that exceed FDIC insurance limits may expose the Bank to enhanced liquidity risk, and (xii) The Corporation may be subject to increases in FDIC insurance assessments. These risks could cause actual results to differ materially from what FBIZ has anticipated or projected. These risks could cause actual results to differ materially from what we have anticipated or projected. These risk factors and uncertainties should be carefully considered by our shareholders and potential investors. For further information about the factors that could affect the Corporation’s future results, please see the Corporation’s annual report on Form 10‐K for the year ended December 31, 2024 and other filings with the Securities and Exchange Commission. Investors should not place undue reliance on any such forward‐looking statement, which speaks only as of the date on which it was made. The factors described within the filings could affect our financial performance and could cause actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods. Where any such forward‐looking statement includes a statement of the assumptions or bases underlying such forward‐looking statement, FBIZ cautions that, while its management believes such assumptions or bases are reasonable and are made in good faith, assumed facts or bases can vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending on the circumstances. Where, in any forward‐looking statement, an expectation or belief is expressed as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will be achieved or accomplished. FBIZ does not intend to, and specifically disclaims any obligation to, update any forward‐looking statements. Forward-Looking Statements

Table of Contents Page 4 5 6 11 19 24 Q2 2025 Results Company Snapshot Strategic Plan Why FBIZ? Drivers of Growth & Profitability Appendix

Highlights Q2 2025 PTPP Earnings +18% YTD Robust balance sheet growth, operational efficiency, and solid asset quality drove 18% growth in pre-tax, pre-provision earnings and 17% growth in net income for the first six months of 2025 compared to the prior-year period. Private Wealth $3.7 B in AUM&A Private Wealth management assets under management and administration grew to a record $3.731 billion. PWM fee income totaled $3.7 million for Q2 2025, up 8.3% over Q2 2024. Loans +8% Consistent loan growth across the Company. Loans grew 8.4% annualized from the linked quarter and 8.9% from Q2 2024. Core Deposits +11% Core deposits grew 11.4% annualized from the linked quarter and 9.7% from Q2 2024. NIM 3.67% Match-funding strategy and pricing discipline produced a strong net interest margin of 3.67%, compared to 3.69% for the linked quarter and 3.65% for the prior-year quarter. TBVPS +10% Tangible book value per share grew 10.2% annualized from the linked quarter and 13.6% from Q2 2024. Revenue YOY +8% Operating revenue increased 8.1% from Q2 2024. YTD operating revenue increased 10.3% over the first six months of 2024.

Build long‐term shareholder value as an entrepreneurial banking partner that drives success for businesses, investors, and our communities. We serve business executives, entrepreneurs, and high net worth individuals through Business Banking, Private Wealth, and Bank Consulting. Our commercial banking focuses on Midwest markets, while our niche C&I businesses have a national reach. Through our headquarters in Madison, WI we offer an efficient, scalable model with one bank location in each of our markets, and exceptional digital capabilities. $406 Million MARKET CAP1 $4.0 Billion TOTAL ASSETS3 $3.7 Billion ASSETS UNDER MGMT & ADMIN3 NASDAQ: FBIZ FBIZ BUSINESS BANKING2 FBIZ PRIVATE WEALTH Madison, WI Market capitalization as of 7/28/2025. 2. Consists of all on-balance sheet assets for First Business Financial Services, Inc. on a consolidated basis. 3. Data as of 6/30/2025.

Strategic Plan FIVE YEAR

DEPOSITS EFFICIENCY PROFITABILITY FUTURE-READY TALENT CULTURE Protect and strengthen our culture Grow our core deposits Achieve sustainable profitability and growth Thrive in the workplace of the future Achieve operational excellence Five Year Strategic Plan 01 02 03 04 05 First Business Bank's unique model and culture will foster innovative and engaged team members who develop deep client relationships and deliver exceptional results for all stakeholders. 2024-2028

Deliver above-average total shareholder return compared to peer median June 2025 YTD metrics reflect YTD growth compared to June 2024 YTD ROATCE and TBV/share are non-GAAP measurements. Refer to the non-GAAP reconciliation schedule of the Company’s Q2 earnings release for additional detail. Represents data from the 2024 employee engagement survey. Net promoter score assesses likelihood to recommend on an 11‐point scale, where detractors (scores 0‐6) are subtracted from promoters (scores 9‐10), while passives (scores 7‐8) are not considered. See appendix for additional information on the source of the net promoter score. Represents data from the 2024 survey. Goals & Progress STRATEGIC PLAN 2024-2028 Goals 2024‐2028 2024 June 25 YTD ROATCE1 ≥15% by 2028 15.4% 14.2% TBV Growth1 ≥10% per year 15.0% 13.6% Revenue Growth ≥10% per year 6.6% 10.3% Efficiency Ratio <60% by 2028 60.61% 60.63% Core Deposits to Total Funding ≥75% 71% 72% Employee Engagement & Participation2 ≥85% 86% 86% Net Promoter Score3 ≥70 70 70

Total Shareholder Return Above Peer Group Median Despite recent outperformance, Price/LTM EPS remains below peers Note: Peer Group defined as publicly traded banks with total assets between $1.75 billion and $7.0 billion. 1‐Year, 3‐Year, and 5‐Year TSR is through 6/30/2025. Data as of 3/31/2025.

FBIZ initiated trading on October 7, 2005. Source: S&P Capital IQ Total Shareholder Return Since IPO outperformed PRIMARY BANKING INDICES SINCE 2005 IPO 512% 183% 147% 113% 66%

Why FBIZ?

Our Historic & Ongoing Growth Supports Earnings Power Differentiated Loan Growth Capabilities History of consistent double-digit growth Growth is C&I focused and diversified Solid credit quality due to deep client relationships, strong underwriting, and niche lending expertise GROWING PROFITABILITY 13% 5-year Loan CAGR 2019-2024 Strong & Stable Deposit Franchise Track record of double‐digit growth driven by deep client relationships Creates relatively stable and strong NIM in a challenging environment Deposit‐centric culture led by treasury management sales also drives meaningful service charge income Growing Profitability Profile Significant fee revenue contribution from Private Wealth business History of long‐term positive operating leverage Consistent double‐digit TBV growth History of double‐digit top line revenue growth 12% 5-year Core Deposit CAGR 2019-2024 12% 5-year TBV/Share CAGR 2019-2024

Operating Income Highlights Continued strong revenue supported by: Robust loan and deposit growth Strong and stable net interest margin Diverse sources of non‐interest income, including service fees from our Private Wealth Management business which comprises 47% of total non‐interest income Strategic investments drive growth while maintaining positive long‐term operating leverage Strong earnings power reflected in YTD June 25 ROATCE of 14.2%. Note: Net interest income is the sum of "Adjusted Net Interest Income", “Other Interest Income”, and "Fees in Lieu of Interest". Non-interest income is the sum of "Private Wealth Management Service Fees", "Other Fee Income", "Service Charges", "SBA Gains", and "Swap Fees". 1 "Adjusted Net Interest Income" and "Net Operating Income" are non-GAAP measurements. See appendix for non-GAAP reconciliation schedules. 2 "Net Tax Credits" represent management's estimate of the after-tax contribution related to the investment in tax credits as of the reporting period disclosed. 3 "Fees in Lieu of Interest" is defined as prepayment fees, asset-based loan fees, non-accrual interest, and loan fee amortization. Balanced and Steady Growth OPERATING FUNDAMENTALS DRIVE EARNINGS POWER

Peer Group defined as publicly‐traded banks with total assets between $1.75 billion and $7.0 billion. Margin Strength Through Rate Cycles MATCH-FUNDING STRATEGY BETTER POSITIONS BALANCE SHEET FOR RATE CHANGES

Disciplined Interest Rate Risk Management FLOATING RATE PORTFOLIO Floating portfolio is predominantly indexed to SOFR, which aligns with the Bank’s SOFR‐indexed and managed rate non‐maturity deposit portfolio. 56% of portfolio as of 6/30/25: METHODICAL APPROACH Generally individually match‐fund loans with maturities over 5 years and amounts greater than $5MM. Portfolio match‐funding in various terms against the fixed‐rate loan portfolio with maturities under 5 years and amounts less than $5MM. ~$10‐$25 million of monthly wholesale funding maturities to effectively manage the liquidity requirements of the match‐funding strategy. Loans Deposits SOFR: $1.419 B SOFR: $693 MM Prime: $414 MM Managed rate, non‐maturity: $1.089 B TOTAL = $1.833 B TOTAL = $1.782 B FIXED RATE PORTFOLIO Wholesale funding used to match maturities and cash flows on long‐term fixed rate loans. This locks in interest rate spread and maintains greater stability in net interest margin. 44% of portfolio as of 6/30/25

Operating Leverage Outperforms Peers HISTORY OF GROWING REVENUES FASTER THAN EXPENSES We aim to achieve 10% revenue growth on an annual basis, with positive operating leverage1 Despite headwinds related to outsized NIM in 2023, we achieved positive operating leverage in 2024 for the sixth consecutive year Strategic initiatives directed toward revenue growth and operating efficiency through use of technology have generated positive operating leverage on an annual basis Operating revenue 5‐year CAGR of 10.4% outpaces operating expense 5‐year CAGR of 8.4% Initiatives include: Expanding higher‐yielding C&I lending business lines Strong focus on treasury management and growing core deposits Increasing our commercial banking market share outside of Madison Scaling our Private Wealth management business in our less mature commercial banking markets Robotic process automation implementation AI usage discovery and roll out FBIZ Avg2 = 3.3% Peer Avg2 = -1.0% Note: Peer group defined as publicly traded bank with total assets between $1.75 billion and $7 billion. Operating leverage is defined as the percent growth in operating revenue less the percent growth in operating expenses FBIZ and peer average data is average of 2019-2024

Growth And Profitability Exceeds Peers TLR GROWTH AND EFFICIENT CAPITAL MANAGEMENT DRIVES STRONG PROFITABILITY Note: Peer group defined as publicly traded banks with total assets between $1.75 billion and $7 billion. Peer data not yet available for 2Q 25.

Shareholder Value Creation A HISTORY OF STEADY, CONSISTENT TBV AND DIVIDEND GROWTH THROUGH ECONOMIC AND INTEREST RATE CYCLES TBV 5YR CAGR = 12% Div/Share 5YR CAGR = 11% 1. Q2 25 dividend per share calculation is annualized. 1

Drivers of Growth & Profitability

Relationship Banking Key to Success Deposit‐centric sales strategy led by treasury management sales teams located in all bank markets with direct production and outside calling goals Bankers trained and incented to fund their loan production with deposit growth goals Goal is 10% annual deposit and loan growth Niche lending businesses provide support in a weaker economy (asset-based lending & accounts receivable financing are counter-cyclical) core deposit growth supports loan growth +11% LQA +10% YOY +8% LQA +9% YOY

Diversified Lending Growth Growth IN Higher-Yielding C&I Lending Mix 3-Year Loan CAGR C&I = 17% CRE & Other = 11%

Net Interest Margin Components FILOI defined as fees in lieu of interest which includes prepayment fees, asset-based loan fees, non-accrual interest, late fees, and loan fee amortization Wholesale funding defined as brokered CDs and non‐reciprocal interest‐bearing transaction accounts plus FHLB advances. 5 4 3 3. Recurring, variable components is defined as fees in lieu of interest, FRB interest income, and FHLB dividend income. "Adjusted Net Interest Margin" is a non‐GAAP measurement. Refer to the non-GAAP reconciliation schedule section of the Company’s Q2 earnings release. Note: Peer group defined as publicly‐traded banks with total assets between $1.75 billion and $7 billion. Peer data not yet available for 2Q25. Strong Balance Sheet SUPPORTS Resilient NIM

Solid Asset Quality NON-PERFORMING ASSETS REMAIN WELL MANAGED 1. For more detailed definitions of credit quality categories, see the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2025. As of 6/30/25, 93% of the loan portfolio was classified in category1 and 98% of loans were current

Appendix SUPPLEMENTAL DATA & NON-GAAP RECONCILIATIONS

Offerings Designed Exclusively For Business And Wealth Management SERVICES THAT MEET THE EVOLVING NEEDS OF OUR GROWING CLIENT BASE

Superior Client Satisfaction Rating EXCELLENT EMPLOYEE SATISFACTION DRIVES SUPERIOR CLIENT SATISFACTION

Environmental, Social, and Governance Practices Are Integrated Into Our Core Business Strategy ESG FRAMEWORK Branch‐lite model with only one location in each of the banking markets we serve Support hybrid and remote work options to reduce carbon emissions related to commuting (even prior to COVID) Reduced paper usage via implementation of Docusign Minimal technology eco‐footprint by continued use of state‐of‐the art technology to minimize power consumption Annually recycle company‐generated and employee‐owned e‐waste Employee e‐waste recycling is now offered year‐round Named to the national list of Top Workplaces USA for the third straight year Awarded nine culture of excellence awards by Top Workplaces Increased advisory board diversity (to over 40%) to enhance our business development efforts with a diverse client base in all markets Provide all employees with 8 hours of paid time to support volunteer efforts and give back to their communities in a meaningful way of their choosing Corporate Governance and Nominating Committee monitors key governance structure risks, effectiveness of the Board DEI policy practices and strategies, and oversight of the overall ESG program To ensure alignment with the Company's ESG principles, responsibility for Board delegated ESG risks and opportunities are defined in all committee charters Board diversity – 29% female and 14% ethnic or racial directors and 50% of standing committees chaired by female directors 86% director independence, and 100% committee membership independence Environment Social Governance

Robust Liquidity with Stable Deposit Base Stable Core Deposit Base As of 6/30/25 Substantial Liquidity Source 6/30/2025 6/30/2024 Short-term investments $72,520 $54,680 Collateral value of unencumbered pledged loans 893,499 401,602 Market value of unencumbered securities 347,196 289,104 Readily accessible liquidity $1,313,215 $745,386 Fed fund lines 45,000 45,000 Excess brokered CD capacity (1) 645,843 1,051,678 Total liquidity $2,004,058 $1,842,064 Uninsured Deposits Collateralized Public Funds FDIC Insured 70% of deposits are insured or collateralized 1. Bank internal policy limits brokered CDs to 50% of total bank funding when combined with FHLB advances. Dollars in thousands

Robust Capital Base Strong Capital Ratios (%) +10% LQ +14% YOY STRONG EARNINGS GENERATE CAPITAL FOR GROWTH 1. “Tangible Book Value Per Share" is a non‐GAAP measurement. Refer to the non-GAAP reconciliation schedule section of the Company’s Q2 earnings release.

Capital Strength 6/30/25 3/31/25 12/31/24 9/30/24 6/30/24 Total Regulatory Capital $440,159 $429,351 $421,639 $407,421 $392,359 Total Risk-Weighted Assets $3,592,554 $3,519,769 $3,491,626 $3,477,734 $3,425,925 Leverage Ratio 8.82% 8.77% 8.78% 8.68% 8.51% Common Equity Tier 1 Capital Ratio 9.33% 9.26% 9.10% 8.76% 8.64% Tier 1 Ratio 9.66% 9.60% 9.45% 9.11% 8.99% Total Capital Ratio 12.25% 12.20% 12.08% 11.72% 11.45% Total Shareholders' Equity $334,795 $336,063 $328,589 $311,982 $305,170 Tangible Common Shareholders' Equity $320,754 $312,013 $304,685 $288,156 $281,337 Total Shares Outstanding 8,323,470 8,301,967 8,293,928 8,295,017 8,294,589 Book Value Per Share $40.0 $39.0 $38.2 $36.2 $35.4 Tangible Book Value Per Share $38.5 $37.6 $36.7 $34.7 $33.9 Cash Dividends Per Share $0.29 $0.29 $0.25 $0.25 $0.25 Regulatory capital ratios remain solid including a Total Capital Ratio of 12.25% and a Tier 1 Ratio of 9.66%. Tangible book value per share increased 10% annualized from the linked quarter and 14% from the prior-year quarter. Quarterly cash dividend of $0.29 per share, representing a 16% increase over 12/31/24.

Diversified Lending Products Double-digit loan growth driven by stellar performance across all areas of the bank Note: Period end balances as of 6/30/2025 presented.

Product Profile Target small to medium-sized companies Lines of credit and term loans focused on businesses with annual sales of up to $75.0 million Technology Initiatives Deploying client portal that enables easy and secure communications and document exchanges Note: Loan balances represent quarterly average data. Commercial Real Estate Lending Superior talent with business expertise building relationships in Midwest geographic footprint

Office loans focused in our bank markets and concentrated in Wisconsin Exceptional asset quality with no non-performing office loans in the portfolio 89% of all office loans have recourse Office loans consist of 63% Class A space Office represents 9% of total loans as of 6/30/25 Majority of office loan maturity terms are 2031 and beyond All office loans with 2031+ maturities are conventional fixed rate or fixed to the client via an interest rate swap Note: The office specific loan data presented in charts on this slide represents office loans greater than $3 million, which represents 78% of total office loans. Source: Q2 2025 CoStar market reports. For more detailed definitions on credit quality categories see the Bank's 10-K filed with the SEC on February 26, 2025. Vacancy Rates(1): Madison = 6.7% Milwaukee = 12.1% Kansas City = 11.1% National = 14.2% CRE Office Portfolio Analysis Exceptional credit quality on office loans focused in our local bank markets

Loans focused in our bank markets and concentrated in Wisconsin Exceptional asset quality with no non-performing loans in the portfolio Represents 18% of total loans 90% of all multi-family loans have recourse All multi-family loans with 2031+ maturities are conventional fixed rate or fixed to the client via an interest rate swap Source: Q2 2025 CoStar market reports. For more detailed definitions on credit quality categories see the Bank's 10-K filed with the SEC on February 26, 2025. Vacancy Rates(1): Madison = 5.4% Milwaukee = 6.0% Kansas City = 8.3% National = 8.1% Multi-Family Portfolio Analysis Exceptional credit quality on Multi-family loans throughout the midwest

Product Profile Target small and medium companies in a variety of industries Financings range from $250,000 to $10 million Technology Initiatives Deploying client portal that enables easy and secure communications and document exchanges Note: Loan balances represent quarterly average data. C&I Lending Diversified commercial product offerings target companies nationwide

Equipment Finance Portfolio Analysis Equipment Finance (EF) loans diversified across industries EF comprised 27% of C&I loans and 10% of Total Loans at 6/30/2025 Small ticket transportation loans comprised 9% of EF, 2.5% of C&I, and 1.0% of Total Loans Stable asset quality in EF portfolio excluding small ticket transportation sector, which is experiencing isolated industry weakness 1. For more detailed definitions on credit quality categories see the Bank's 10‐Q filed with the SEC on July 25, 2025. Category IV represents non‐performing loans. Asset Quality Breakdown1 Equipment Finance excl. Transportation 12/31/2022 12/31/2023 12/31/2024 6/30/2025 Total Portfolio $147.0 MM $226.4 MM $284.3 MM $303.7 MM Category I 96% 96% 98% 98% Category II 2% 1% 0% 0% Category III 1% 1% 0% 0% Category IV 1% 2% 2% 2% Transportation 12/31/2022 12/31/2023 12/31/2024 6/30/2025 Total Portfolio $50.8 MM $60.9 MM $41.2 MM $31.0 MM Category I 98% 90% 87% 89% Category II 1% 1% 0% 0% Category III 0% 2% 0% 0% Category IV 1% 7% 13% 11% Maturing Over Time STRONG AND DIVERSIFIED PORTFOLIO; TRANSPORTATION SUB-CATEGORY SHOWING SECTOR-SPECIFIC WEAKNESS

Product Profile Target small to medium-sized companies in our Wisconsin, Kansas, and Missouri markets Comprehensive services for commercial clients to manage their cash and liquidity, including lockbox, accounts receivable collection services, electronic payment solutions, fraud protection, information reporting, reconciliation, and data integration solutions Technology Initiative Implemented a solution that auto-archives treasury management documentation which has immediately generated labor savings Note: Funding mix represents quarterly average balance data. Transaction Accounts include interest-bearing DDA, non-interest-bearing DDA and NOW accounts. Bank Wholesale Funding includes brokered deposits, deposits gathered through internet listing services and FHLB advances. Non-Transaction Accounts includes core CDs and money market accounts. "Cost of Funds" is a non-GAAP measure. See appendix for non-GAAP reconciliation schedules. Treasury Management Superior talent with business expertise building relationships in Midwest geographic footprint

Product Profile Fiduciary and investment manager for individual and corporate clients, creating and executing asset allocation strategies tailored to each client’s unique situation Holds full fiduciary powers and offers trust, estate, financial planning, and investment services, acting in a trustee or agent capacity as well as Employee Benefit/Retirement Plan services Also includes brokerage and custody-only services, for which we administer and safeguard assets but do not provide investment advice Technology Initiative Implementing client portal for new client onboarding Note: Total Assets Under Management & Administration represent period-end balances. Private Wealth Management Wealth management services for businesses, executives, and high net worth individuals

Non-GAAP Reconciliation

Adjusted Net Interest Margin

"Adjusted Net Interest Margin" is a non-GAAP measure representing net interest income excluding the fees in lieu of interest and other recurring, but volatile, components of net interest margin divided by average interest-earning assets excluding other recurring, but volatile, components of average interest-earning assets. Fees in lieu of interest are defined as prepayment fees, asset-based loan fees, non-accrual interest, and loan fee amortization. In the judgment of the Company's management, the adjustments made to net interest income allow investors and analysts to better assess the Company's net interest income in relation to its core client-facing loan and deposit rate changes by removing the volatility that is associated with these recurring but volatile components. The information provided below reconciles the net interest margin to its most comparable GAAP measure.

	For the Three Months Ended				
(Dollars in Thousands)	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025
Interest income	$57,910	$59,327	$60,110	$59,530	$61,282
Interest expense	27,370	28,320	26,962	26,272	27,498
Net interest income	30,540	31,007	33,148	33,258	33,784
Less fees in lieu of interest	1,306	1,002	2,359	2,052	1,673
Less FRB interest income and FHLB dividend income	959	841	1,062	848	874
Adjusted net interest income	$28,275	$29,164	$29,727	$30,358	$31,237
Average interest-earning assets	$3,347,027	$3,405,534	$3,516,390	$3,602,292	$3,686,039
Less Average FRB cash and FHLB stock	61,082	52,603	76,576	63,971	65,212
Less Average non-accrual loans and leases	19,807	18,954	19,077	27,228	24,833
Adjusted average interest-earning assets	$3,266,138	$3,333,977	$3,420,737	$3,511,093	$3,595,994
Net interest margin	3.65%	3.64%	3.77%	3.69%	3.67%
Adjusted net interest margin	3.46%	3.50%	3.48%	3.46%	3.47%

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"Adjusted Net Interest Income" is defined as net interest income less fees in lieu of interest and other recurring, but volatile components of net interest income . "Fees in Lieu of Interest" is defined as prepayment fees, asset-based loan fees, non-accrual interest, and loan fee amortization. We believe that this measure is important to many investors in the marketplace who are interested in the trends in our net interest margin. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net interest income, which is the most directly comparable GAAP financial measure.                                                                                                                                                               For the Year Ended (Dollars in Thousands) December 31,2020 December 31,2021 December 31,2022 December 31,2023 December 31,2024 TTM Q2 2025 Net Interest income $77,071 $84,662 $98,422 $112,588 $124,206 $131,197 Less fees in lieu of interest 9,300 11,160 5,283 3,452 5,516 7,086 Less FRB and FHLB income 789 741 1,525 4,055 4,298 3,625 Adjusted net interest income (non-GAAP) $66,850 $72,665 $91,440 $105,081 $114,392 $120,486 Non-GAAP Reconciliation Adjusted Net Interest Income

Non-GAAP Reconciliation

Net Operating Income

"Net Operating Income" is a non-GAAP financial measure. We believe net operating income allows investors to better assess the Company's operating expenses in relation to its top line revenue by removing the volatility that is associated with certain one-time and other discrete items. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net income, which is the most directly comparable GAAP financial measure.

	For the Year Ended					
(Dollars in Thousands)	December 31, 2020	December 31, 2021	December 31, 2022	December 31, 2023	December 31, 2024	TTM Q2 2025
Net income	$16,978	$35,755	$40,858	$37,027	$44,245	$47,534
Less income tax expense	(1,327)	(11,275)	(11,386)	(10,112)	(6,905)	(7,472)
Less provision for credit losses	(16,808)	5,803	3,868	(8,182)	(8,827)	(10,148)
Income before taxes and provision for credit losses (non-GAAP)	35,113	41,227	48,376	55,321	59,977	65,154
Less non-operating income						
Net gain on sale of state tax credits	275	-	-	-	-	-
BOLI death benefit	-	-	809	-	-	-
Net (loss) gain on sale of securities	(4)	29	-	(45)	(8)	-
Total non-operating income (non-GAAP)	271	29	809	(45)	(8)	-
Less non-operating expense						
Net loss on repossessed assets	383	15	49	12	168	12
Amortization of other intangible assets	35	25	-	-	-	-
Contribution to First Business Charitable Foundation	-	-	809	-	-	-
SBA recourse (benefit) provision	(278)	(76)	(188)	775	(104)	(280)
Tax credit investment impairment (recovery)	2,395	-	351	-	400	510
Loss on early extinguishment of debt	744	-	-	-	-	-
Total non-operating expense (non-GAAP)	3,279	(36)	319	787	464	242
Add net tax credit benefit (non-GAAP)	969	-	338	1,206	1,630	1,759
Net operating income	$39,090	$41,162	$48,224	$57,359	$62,078	$67,155

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‘‘Cost of Funds’’ is defined as total interest expense on deposits and FHLB advances, divided by the sum of total average deposits and average FHLB advances. We believe that this measure is important to many investors in the marketplace who are interested in the trends in our bank funding costs. The information provided below reconciles the cost of funds to its most comparable GAAP measure.                                                                                                                                                                                                                                             For the Three Months Ended (Dollars in Thousands) June 30, 2024 September 30, 2024 December 31, 2024 March 31, 2025 June 30, 2025    Interest expense on total interest-bearing deposits $24,676 $25,290 $24,120 $23,016 $24,257    Interest expense on FHLB advances 1,974 2,059 1,969 2,374 2,358    Total interest expense on deposits and FHLB advances $26,650 $27,349 $26,089 $25,390 $26,615 Average interest-bearing deposits $2,414,282 $2,466,313 $2,566,814 $2,642,826 $2,759,844 Average non-interest-bearing deposits 436,968 440,161 444,683 414,499 410,423 Average FHLB advances 294,043 278,103 270,476 305,549 284,428    Total average deposits and total average FHLB advances $3,145,293 $3,184,577 $3,281,969 $3,362,874 $3,454,695 Cost of funds 3.39% 3.44% 3.18% 3.02% 3.08% Non-GAAP Reconciliation Cost Of Funds

Investor Presentation Second Quarter 2025